Table of Contents - Exhibits

Exhibit 13

Annual Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the annual report of Masisa S.A. (the “Company”) on Form 20-F for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Masisa S.A. (formerly known as Terranova S.A.), as successor to the Company, certifies, pursuant to subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: June 29, 2005

/s/ Gonzalo Zegers R.T.

Name: Gonzalo Zegers R.T.
Title: Chief Executive Officer of Masisa S.A. (formerly
known as Terranova S.A.) as successor to the Company

/s/ Alejandro Droste B.

Name: Alejandro Droste B.
Title: Chief Financial Officer of Masisa S.A. (formerly
known as Terranova S.A.) as successor to the Company